                                                                   EXHIBIT 10(O)

June 23, 1998



Board of Directors
Communications World International, Inc.
6025 South Quebec Street, Suite 300
Englewood, CO 80111


                            PRIVATE & CONFIDENTIAL


Dear Members of the Board of Directors:


We appreciate the opportunity to work with the Board of Directors (the "Board") of Communications World International, Inc. (the "Company") and are pleased to confirm the contractual arrangements under which Century Capital Group, Inc. ("Century Capital") is engaged by the Board in connection with the following services. When executed by the Board, this Agreement shall supercede Century Capital's previous Engagement Agreement dated September 19, 1997.

     During the term of Century Capital's engagement hereunder, Century Capital will provide the Board with financial advisory and investment banking services which will include (i) performing due diligence, valuation analysis and/or preparation of financial projections (the "work product"), (ii) rendering a Fairness Opinion, and (iii) additional services which may reasonably be requested by the Board from time to time. In addition, Century Capital may assist in structuring and consummating acquisitions, including reviewing letters of intent, analyzing and advising on tax issues appurtenant to the transaction, and reviewing transaction documents in collaboration with the Board's attorneys and other advisors.

     For certain of its services and activities under this Agreement, Century Capital will utilize the professional staff of SKB Business Services, Inc. ("SKB"), under the terms and conditions of Century's Capital Master Engagement Agreement with SKB. The Board understands that SKB is performing services for, and operating pursuant to this Agreement as an advisor to Century Capital and not as an advisor to the Board. Century Capital will not engage any professionals other than SKB without first obtaining permission from the Board.

     1.  Fees, Expenses, Credit and Collection Policies.
         ----------------------------------------------

     In consideration of the services provided by Century Capital hereunder, the Board agrees as follows:

       a. Retainer. The Company shall pay to Century Capital as an initial retainer, in cash

Board of Directors
Communications World International, Inc.
August 10, 1998
Page 2


upon execution of this Agreement, $5,000. On each successive month for the duration of this Agreement, the Company shall pay additional amounts of $5,000 in monthly retainers. Century shall maintain a record of its time (rates are listed in the attached Schedule B) and expenses and, to the extent monthly charges exceed $5,000, then the Company shall promptly pay these amounts upon invoice.


     b. Fairness Opinion. For rendering an opinion to the Board on the fairness of the acquisition of Interconnect Acquisition Corporation ("IAC") and on its proposed acquisitions, Century shall be paid $25,000 in cash upon
   ---
delivery of the Fairness Opinion to the Board.

     c. Acquisition Fee. If the Company consummates acquisitions of any company with whom it held discussions during the term of the September 19, 1997 Agreement, then Century shall be paid an acquisition fee of one percent (1%) of aggregate consideration. For purposes hereof, the term "aggregate consideration" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable directly or indirectly by the Company or its investors or lenders to any seller in connection with a transaction, including without limitation all amounts paid into escrow and all contingent payments paid or to be paid in connection with such transaction. Such Acquisition Fee shall exclude any acquisitions first identified by IAC.

     d. Expenses. In addition to any amounts payable to Century Capital under this Agreement, the Company will reimburse Century Capital for all reasonable expenses (including fees and disbursements of other professionals engaged by Century Capital and all of Century Capital's travel and other out-of-pocket expenses) incurred in connection with this Agreement or otherwise arising out of Century Capital's engagement by the Board. If requested by Century Capital, the Company agrees to directly pay Century Capital's out-of-pocket expenses, which arise from performance under this Agreement.

     e. Payment. All fees and other compensation hereunder shall be due and payable upon periodic invoice by Century Capital. Century Capital reserves the right to halt work if the Company's balance remains unpaid after invoice and not to resume work until all overdue amounts are paid in full. Until all fees are paid in full, (i) Century Capital will not release its final work product, and
(ii) the Board agrees that it will not use any earlier version of Century Capital's work product for any purpose. If the Company is in default hereunder, the Company shall pay a finance charge on unpaid balances at the rate of one and one-half percent (1.5%) per month, compounded monthly (nominal rate of eighteen percent (18%) and effective rate of 19.56% per annum), commencing on the date that is thirty (30) days after the initial invoice for such amounts received by the Company. Any balance remaining unpaid after sixty (60) or more days may, at Century Capital's option, be formalized by the execution of a promissory note. The Company agrees that it shall be liable for all reasonable costs that Century Capital may incur in

Board of Directors
Communications World International, Inc.
August 10, 1998
Page 3


collection, including, but not limited to, reasonable attorney fees and related costs.

     f. Miscellaneous. Fees and expenses described in this Section 1 are not contingent upon the successful conclusion of the contemplated transactions or any other event.

     2.   Communications to the Public.
          ----------------------------

     Century Capital may, at its expense, distribute or place announcements regarding its services in such newspapers or periodicals that it may choose. Such announcements shall be subject to review and approval by the Board as to form, which approval shall not be unreasonably withheld or delayed; provided, however, that Century Capital shall not disclose to any party the details or value of any transaction without the prior written approval of the Board. The Board agrees that it will not refer publicly to Century Capital or to any services rendered by Century Capital (orally or in writing) in any press release, communication to shareholders, governmental filing or otherwise without Century Capital's prior written consent, which consent shall not be unreasonably withheld.

     3.   Term of Engagement.
          ------------------

       Century Capital will act for the Board as provided in this Agreement for a period of twelve (12) months after execution of this Agreement, unless extended by mutual consent of Century Capital and the Board in writing. The Board or Century Capital may terminate this Agreement at any time by delivering to the other party a written notice of such termination not less than thirty
(30) days prior to the effective date of such termination. The foregoing notwithstanding, the provisions of Sections 1, 4, 5, 6, 8 and 9 shall remain operative and in full force and effect regardless of any such termination;

     4.   Confidentiality.
          ---------------

       a. Century Capital agrees to keep confidential any information disclosed to Century Capital in connection with its engagement hereunder that the Board has identified to Century Capital in writing as being confidential, unless disclosure is required by law or is requested by a governmental or regulatory agency or body, and Century Capital will not make use thereof, except in connection with its services to the Board. Notwithstanding the foregoing, no information shall be considered confidential that is (i) lawfully received by Century Capital from a third party; (ii) publicly available, or becomes publicly available other than as a result of the unauthorized disclosure by Century Capital; (iii) independently developed by Century Capital as evidenced by its written records; or (iv) approved or released upon the written request of the Board. Century Capital will not disclose such confidential information to a potential party to a transaction without the prior written consent of the Board.

       b. All written and oral advice provided by Century Capital in connection with this

Board of Directors
Communications World International, Inc.
August 10, 1998
Page 4


Agreement may not be disclosed to any third party or referred to publicly without the prior written consent of Century Capital.

     5.   Indemnification.
          ---------------

     The Board shall indemnify Century Capital and the other Indemnified Persons described in the attached Schedule A in accordance with the terms of such Schedule A, which Schedule is incorporated herein by this reference and made a part of this Agreement.

     6.   Notice.
          ------

     All notices, requests, demands, waivers, and other communications ("Notices") required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by facsimile or telegram, to the address specified on the first page hereof or to such other person or address as the party shall specify by notice in writing to the other party. All notices shall be deemed to have been received on the earlier of the date of delivery or on the third business day after the mailing thereof, except that any notice of change of address shall be effective only upon actual receipt.

     7.   Binding Arbitration.
          -------------------

     Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. It is agreed that, in the event of arbitration, the parties will keep the proceedings and results confidential except as required by law or reasonable business necessity.

     8.   Miscellaneous.
          -------------

     This Agreement and Schedules hereto incorporate the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, if any, with respect to the subject matter hereof and shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law. This Agreement is made solely for the benefit of the Board and Century Capital and of the Indemnified Persons referred to in Schedule A and their respective heirs, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

Board of Directors
Communications World International, Inc.
August 10, 1998
Page 5


     9.   Understanding and Agreement
          ---------------------------

     If the foregoing accurately sets forth our understanding and agreement, please confirm so by signing the enclosed copy of this Agreement and returning it to the undersigned at Century Capital at your earliest convenience in the enclosed envelope along with a check made payable to Century Capital Group, Inc., in the amount of $5,000.



                                    Sincerely,

                                    CENTURY CAPITAL GROUP, INC.




                                    By:____________________________________
                                       James M. Corboy, President


Enclosures


Confirmed and approved:


Board of Directors

COMMUNICATIONS WORLD INTERNATIONAL, INC.


By:____________________________________


Date:_____________________

                                  SCHEDULE A


     As part of the consideration for this agreement (the "Agreement") of Century Capital Group, Inc. ("Century Capital"), to furnish its services pursuant to this engagement agreement executed __________, 1998 between Century Capital and the Board of Directors of Communications World International, Inc. (the "Board"), the Board agrees to indemnify and hold harmless Century Capital and its affiliates and their respective officers, directors, shareholders, employees, and agents, and any other persons controlling Century Capital or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Century Capital and each such other person or entity being referred to as an "Indemnified Person"), from and against all claims, liabilities, losses, damages (or actions in respect thereof) related to or arising out of actions taken or omitted to be taken by an Indemnified Person pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, EXCEPT THAT the Board shall not be responsible to any Indemnified Person for any claims, liabilities, losses, or damages to the extent that they result solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or that are due solely to such Indemnified Persons' gross negligence. In addition, the Board agrees to reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, or defending any such action or claim, whether or not (i) in connection with litigation in which any Indemnified Person is a named party or (ii) allegations of bad faith or gross negligence are made against any Indemnified Person.

     No Indemnified Person shall be eligible for indemnification or indemnity hereunder for any settlement agreement entered into without the consent of the Board, which consent shall not be unreasonably withheld. The indemnity, contribution, and expense reimbursement obligations set forth herein shall be in addition to any liability the Board may have to any Indemnified Person at common law or otherwise, and shall survive the termination of the Agreement.